Exhibit 10.1

EXECUTION VERSION

SECURITIES PURCHASE AGREEMENT

Dated January 8, 2018

by and between

HEDGEPATH PHARMACEUTICALS, INC.

and

MAYNE PHARMA VENTURES PTY LTD

EXECUTION VERSION

TABLE OF CONTENTS

ARTICLE I SALE OF PURCHASED SECURITIES; CLOSING		6

1.1	Sale and Purchase of Purchased Securities	6

1.2	Closings	6

1.3	Use of Proceeds	7

ARTICLE II DEFINITIONS		7

2.1	Definitions	7

ARTICLE III REPRESENTATIONS AND WARRANTIES		10

3.1	Representations and Warranties of HPPI	10

3.2	Representations and Warranties of Mayne Pharma	19

ARTICLE IV CONDITIONS TO CLOSING		20

4.1	Conditions to Mayne Pharma’s Obligations at each Closing	20

4.2	Conditions to HPPI’s Obligations at each Closing	21

4.3	Additional Conditions to the Parties’ Obligations at the Initial Closing	21

4.4	Additional Conditions to Mayne Pharma’s Obligations at the Second Closing	22

4.5	Additional Conditions to Mayne Pharma’s Obligations at the Third Closing	22

ARTICLE V COVENANTS		22

5.1	Commercially Reasonable Efforts	22

5.2	Certain Notifications Until Closing	22

5.3	Market Standoff Period	23

ARTICLE VI ADDITIONAL AGREEMENTS		23

6.1	Transfer Restrictions	23

6.2	Integration	24

6.3	Securities Laws Disclosure; Publicity	24

6.4	Shareholder Rights Plan	24

6.5	Indemnification of Mayne Pharma, Etc	24

6.6	Reservation of Common Stock	25

6.7	Listing of Common Stock	25

6.8	Certain Transactions and Confidentiality	25

6.9	Acknowledgment of Dilution	25

6.10	Registration Rights	25

6.11	EHA Compliance	25

ARTICLE VII MISCELLANEOUS		26

7.1	Termination	26

7.2	Fees and Expenses	26

7.3	Entire Agreement	26

EXECUTION VERSION

7.4	Notices	26

7.5	Amendments; Waivers	27

7.6	Headings	27

7.7	Successors and Assigns	27

7.8	No Third-Party Beneficiaries	27

7.9	Governing Law	27

7.10	Arbitration of Claims	27

7.11	Survival	28

7.12	Execution	28

7.13	Severability	28

7.14	Rescission and Withdrawal Right	28

7.15	Replacement of Securities	28

7.16	Remedies	28

7.17	Payment Set Aside	29

7.18	Saturdays, Sundays, Holidays, etc	29

7.19	Construction	29

7.20	WAIVER OF JURY TRIAL	29

EXECUTION VERSION

LIST OF ANNEXES

ANNEX A:	FORM OF CERTIFICATE OF DESIGNATION

ANNEX B:	FORM OF WARRANT A

ANNEX C:	FORM OF WARRANT B

ANNEX D:	FORM OF AMENDMENT TO SUPPLY AGREEMENT

ANNEX E:	FUNDING TRANCHES

ANNEX F:	DISCLOSURE SCHEDULES

ANNEX G:	REGISTRATION RIGHTS AGREEMENT

SECURITIES PURCHASE AGREEMENT

THIS SECURITIES PURCHASE AGREEMENT (this “Agreement”) is made and entered into this 8th day of January, 2018 (the “Signing Date”), by and between MAYNE PHARMA VENTURES PTY LTD, an Australian company ACN 168 896 357 (“Mayne Pharma”) and HEDGEPATH PHARMACEUTICALS, INC., a Delaware corporation (“HPPI”).

RECITALS:

A. As of the date hereof, HPPI has Five Hundred Million (500,000,000) authorized shares of Common Stock and Ten Million (10,000,000) authorized shares of Preferred Stock, of which Five Hundred Thousand (500,000) have heretofore been designated as Series A Convertible Preferred Stock.

B. HPPI requires additional capital to continue development of SUBATM-Itraconazole (the “SUBA Product”) for the treatment of Basal Cell Carcinoma Nevus Syndrome (“BCCNS”).

C. HPPI, following investigation of various financing alternatives, desires to enter into a financing transaction with Mayne Pharma pursuant to which Mayne Pharma will provide additional capital to HPPI in an amount of up to Five Million Dollars ($5,000,000) in exchange for the Purchased Securities (as defined below).

D. Pursuant to HPPI’s Certificate of Incorporation, the Board of Directors may authorize the issuance of shares of Preferred Stock in one or more class, with such powers, preferences and other rights as the Board of Directors may determine.

E. The Board of Directors has authorized the creation and issuance of a Series B Convertible Preferred Stock and the filing of a Certificate of Designation in the form attached hereto as Annex A (the “Certificate of Designation”) with the Secretary of State of Delaware identifying the powers, preferences and other rights of such Series B Convertible Preferred Stock.

E. On the terms and subject to the conditions set forth in this Agreement, HPPI agrees to issue to Mayne Pharma in private placements (i) up to Seven Million Two Hundred Forty Six Thousand Three Hundred and Seventy-Seven (7,246,377) shares of HPPI’s Series B Convertible Preferred Stock (the “Preferred Shares”) in the aggregate to be issued in three separate Closings and (ii) (x) warrants to purchase Five Million Four Hundred and Thirty-Four Thousand Seven Hundred and Eight-Three (5,434,783) shares of Common Stock in the aggregate, to be issued pursuant to warrants, in substantially the form attached hereto as Annex B (each such warrant issued, a “Warrant A”) and (y) warrants to purchase Five Million Four Hundred and Thirty-Four Thousand Seven Hundred and Eight-Three (5,434,783) shares of Common Stock in the aggregate, to be issued pursuant to warrants, in substantially the form attached hereto as Annex C (each such warrant issued, a “Warrant B” and together with the Warrant As, the “Warrants” and the Warrants together with the Preferred Shares, the “Purchased Securities”)), in each case, to be issued pro rata with the issuance of the Preferred Shares, and Mayne Pharma intends to purchase from HPPI the Purchased Securities.

F. HPPI and Mayne Pharma, entered into that certain Second Amended and Restated Supply and License Agreement, dated as of May 15, 2016, as amended by that certain Amendment No. 1 to Second Amended and Restated Supply and License Agreement, effective as of November 22, 2016 (collectively, the “Existing Supply Agreement”).

G. As a condition to the sale and purchase of the Purchased Securities, HPPI and Mayne Pharma desire to amend the Existing Supply Agreement in accordance with Amendment No. 2 to the Second Amended and Restated Supply and License Agreement, the form of which is attached hereto as Annex D (the “Amendment to the Supply Agreement”).

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, HPPI and Mayne Pharma agree as follows:

ARTICLE I

SALE OF PURCHASED SECURITIES; CLOSING

1.1    Sale and Purchase of Purchased Securities.

(a)    HPPI shall adopt and file with the Secretary of State of the State of Delaware on or before the Initial Closing the Certificate of Designation.

(b)    On the terms and subject to the conditions set forth in this Agreement, HPPI agrees to sell to Mayne Pharma, and Mayne Pharma agrees to purchase from HPPI, at the applicable Closing(s), the applicable portion of the Purchased Securities identified on Annex E hereto, at a purchase price of $0.69 per share of Series B Convertible Preferred Stock plus related Warrants (the “Purchase”). No fractional shares of Series B Convertible Preferred Stock or Warrant Shares will be issued hereunder. Instead, HPPI shall round up, as nearly as practicable to the nearest whole share, the number of shares to be issued.

1.2    Closings.

(a)    On the terms and subject to the conditions set forth in this Agreement, the initial closing of the purchase of the Purchased Securities (the “Purchase”) and the transactions contemplated herein (the “Initial Closing”) will take place on the second Business Day following the date on which all of the conditions set forth in Section 4.1, Section 4.2 and Section 4.3 have been fulfilled or waived (other than those conditions that, by their terms, are to be satisfied at the Initial Closing, but subject to the satisfaction or waiver of those conditions at such time), or such other date and time as HPPI and Mayne Pharma may mutually agree. The Initial Closing shall take place remotely via the exchange of electronic documents and signatures, or at such other place as HPPI and Mayne Pharma may mutually agree. The time and date on which the Initial Closing occurs is referred to in this Agreement as the “Initial Closing Date”.

(b)    On the terms and subject to the conditions set forth in this Agreement, the second closing of the Purchase and the transactions contemplated herein (the “Second Closing”) will take place on or before July 1, 2018 (unless such date is extended by mutual consent of the parties hereto) on the second Business Day following the date on which all of the conditions set forth in Section 4.1, Section 4.2 and Section 4.4 have been fulfilled or waived (other than those conditions that, by their terms, are to be satisfied at the Second Closing, but subject to the satisfaction or waiver of those conditions at such time), or such other date and time as HPPI and Mayne Pharma may mutually agree. The Second Closing shall take place remotely via the exchange of electronic documents and signatures or at such other place as HPPI and Mayne Pharma may mutually agree. The time and date on which the Second Closing occurs is referred to in this Agreement as the “Second Closing Date”.

(c)    On the terms and subject to the conditions set forth in this Agreement, the third closing of the Purchase and the transactions contemplated herein (the “Third Closing”) will take place on or before December 31, 2018 (unless such date is extended by mutual consent of the parties hereto) (provided that, in the event that the NDA is filed with the FDA during December 2018, such date shall be automatically extended to a date which is 30 days from the date of such filing) on the second Business Day following the date on which all of the conditions set forth in Section 4.1, Section 4.2 and Section 4.5 have been fulfilled or waived (other than those conditions that, by their terms, are to be satisfied at the Third Closing, but subject to the satisfaction or waiver of those conditions at such time), or such other date and time as HPPI and Mayne Pharma may mutually agree. The Third Closing shall take place remotely via the exchange of electronic documents and signatures, or at such other place as HPPI and Mayne Pharma may mutually agree. The time and date on which the Third Closing occurs is referred to in this Agreement as the “Third Closing Date”.

(d)    At the applicable Closing, (i) HPPI will deliver to Mayne Pharma the number of Preferred Shares and Warrants for the number of Warrant Shares set forth on Annex E hereto with respect to such Closing, as evidenced by one or more certificates dated the applicable Closing Date and bearing appropriate legends as hereinafter provided for and (ii) Mayne Pharma will deliver to HPPI the applicable purchase price set forth on Annex E hereto with respect to such Preferred Shares and Warrants, by wire transfer of immediately available funds to an account designated by HPPI.

1.3    Use of Proceeds. HPPI shall use the proceeds from the Initial Closing and the Second Closing solely for purposes of funding the continued development of the SUBA Product for treatment of BCCNS and for general corporate purposes (it being agreed that HPPI may not use such proceeds for development of any other products other than the SUBA Product for treatment of BCCNS). HPPI may use the proceeds from the Third Closing (in a manner consistent with the Supply Agreement) for the development of other SUBA Product-based treatments for cancer and for general operating purposes of HPPI. HPPI shall not use the proceeds from any Closing for: (i) for the satisfaction of any portion of the Company’s Indebtedness (other than payment of trade payables in the ordinary course of the Company’s business and prior practices), (ii) for the redemption of any Common Stock or Common Stock Equivalents, (iii) for the settlement of any outstanding litigation, or (iv) in violation of FCPA or OFAC regulations.

ARTICLE II

DEFINITIONS

2.1    Definitions. For all purposes of this Agreement, the following terms will have the following meanings:

“AAA” shall have the meaning ascribed to such term in Section 7.10 hereof.

“Action” means an action, charge, claim, complaint, dispute, suit, arbitration, inquiry, notice of violation, investigation, or proceeding (including, without limitation, an informal investigation or partial proceeding, such as a deposition), whether commenced, threatened, legal, administrative or regulatory.

“Affiliate” or “Affiliated” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act; provided that, for purposes of this Agreement, Mayne Pharma and its Affiliates shall not be treated as Affiliates of HPPI.

“Agreement” shall have the meaning ascribed to such term in the Preamble.

“Amendment to the Supply Agreement” shall have the meaning ascribed to such term in the Recitals.

“BCCNS” shall have the meaning ascribed to such term in the Recitals.

“BHCA” shall have the meaning ascribed to such term in Section 3.1(ll) hereof.

“Board of Directors” means the board of directors of HPPI.

“Business Day” means any day except any Saturday, any Sunday, any day which is a federal legal holiday in the United States or any day on which banking institutions in the State of New York are authorized or required by law or other governmental Action to close.

“Certificate of Designation” shall have the meaning ascribed to such term in the Recitals.

“Closing” means the Initial Closing, the Second Closing or the Third Closing, as applicable.

“Closing Date” means the Initial Closing Date, the Second Closing Date or the Third Closing Date, as applicable.

“Code” means the Internal Revenue Code of 1986, as amended.

“Commission” means the United States Securities and Exchange Commission.

“Common Stock” means the common stock of HPPI, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Common Stock Equivalents” means any securities of HPPI or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.

“Conversion Shares” means the shares of Common Stock issuable upon the conversion, in whole or in part, of the Preferred Shares.

“Disclosure Schedules” shall have the meaning ascribed to such term in Section 3.1 hereof.

“Disqualification Event” shall have the meaning ascribed to such term in Section 3.1(nn) hereof.

“EIP” means the HPPI 2014 Equity Incentive Plan.

“Equity Holders Agreement” means the Amended and Restated Equity Holders Agreement, dated as of May 15, 2015, as amended by Amendment No. 1 to the Amended and Restated Equity Holders Agreement dated December 17, 2015, by and among Mayne Pharma, HPPI and the other parties thereto.

“Evaluation Date” shall have the meaning ascribed to such term in Section 3.1(r) hereof.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Existing Supply Agreement” shall have the meaning ascribed to such term in the Recitals.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“FDA” shall have the meaning ascribed to such term in Section 3.1(ii) hereof.

“FDCA” shall have the meaning ascribed to such term in Section 3.1(ii) hereof.

“Federal Reserve” shall have the meaning ascribed to such term in Section 3.1(ll) hereof.

“GAAP” shall have the meaning ascribed to such term in Section 3.1(h) hereof.

“Governmental Authority(ies)” means any foreign, domestic, federal, territorial, state or local governmental authority, quasi-governmental authority, instrumentality, court, legislative body, government or self-regulatory organization, commission, court, tribunal or organization or any regulatory, administrative or other agency, or any political or other subdivision, department or branch of any of the foregoing.

“HPPI” shall have the meaning ascribed to such term in the Preamble of this Agreement.

“HPPI’s Counsel” means Ellenoff Grossman & Schole LLP, with offices located at 1345 Avenue of the Americas, New York, New York 10105-0302.

“Indebtedness” shall have the meaning ascribed to such term in Section 3.1(aa) hereof.

“Initial Closing” shall have the meaning ascribed to such term in Section 1.2(a) hereof.

“Initial Closing Date” shall have the meaning ascribed to such term in Section 1.2(a) hereof.

“Intellectual Property Rights” shall have the meaning ascribed to such term in Section 3.1(o) hereof.

“Issuer Covered Person(s)” shall have the meaning ascribed to such term in Section 3.1(nn) hereof.

“Liens” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Material Adverse Effect” means (i) a material adverse effect on the legality, validity or enforceability of any Transaction Document, (ii) a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) of HPPI and the Subsidiaries, or (iii) a material adverse effect on HPPI’s ability to perform in any material respect on a timely basis its obligations under any Transaction Document.

“Mayne Pharma” shall have the meaning ascribed to such term in the Preamble.

“Mayne Pharma Party(ies)” shall have the meaning ascribed to such term in Section 6.3 hereof.

“Money Laundering Laws” shall have the meaning ascribed to such term in Section 3.1(mm) hereof.

“NDA” shall have the meaning ascribed to such term in Section 4.5(c) hereof.

“OFAC” shall have the meaning ascribed to such term in Section 3.1(jj) hereof.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, Governmental Authority or other entity of any kind.

“Pharmaceutical Product” shall have the meaning ascribed to such term in Section 3.1(ii) hereof.

“Preferred Shares” shall have the meaning ascribed to such term in the Recitals.

“Preferred Stock” means the preferred stock of HPPI, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.

“Purchase” shall have the meaning ascribed to such term in Section 1.1 hereof.

“Purchased Securities” shall have the meaning ascribed to such term in the Recitals.

“Registration Rights Agreement” shall have the meaning ascribed to such term in Section 6.11 hereof.

“Regulatory Permit” shall have the meaning ascribed to such term in Section 3.1(m) hereof.

“Required Approvals” shall have the meaning ascribed to such term in Section 3.1(e) hereof.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such rule.

“SEC Reports” shall have the meaning ascribed to such term in Section 3.1(h) hereof.

“Second Closing” shall have the meaning ascribed to such term in Section 1.2(b) hereof.

“Second Closing Date” shall have the meaning ascribed to such term in Section 1.2(b) hereof.

“Securities” means the Purchased Securities, the Conversion Shares and the Warrant Shares.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

“Series B Convertible Preferred Stock” shall have the meaning ascribed to such term in Section 3.1(g)(i).

“Signing Date” shall have the meaning ascribed to such term in the Preamble.

“SUBA Product” shall have the meaning ascribed to such term in the Recitals.

“Subsidiary(ies)” means any subsidiary of HPPI as set forth on Schedule 3.1(a) and shall, where applicable, also include any direct or indirect subsidiary of HPPI formed or acquired after the Signing Date.

“Supply Agreement” means the Existing Supply Agreement, as amended by the Amendment to the Supply Agreement.

“Third Closing” shall have the meaning ascribed to such term in Section 1.2(c) hereof.

“Third Closing Date” shall have the meaning ascribed to such term in Section 1.2(c) hereof.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange or the OTCQX market of the OTC Market Group, Inc. (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, the Certificate of Designation, each of the Warrants, the Amendment to the Supply Agreement, all exhibits, annexes, and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Transfer Agent” means Computershare Trust Company, Inc., the current transfer agent of HPPI, with a mailing address of 350 Indiana Street, Suite 800, Golden, Colorado 80401 and a facsimile number of (201) 680-4665, and any successor transfer agent of HPPI.

“Warrant A” shall have the meaning ascribed to such term in the Recitals.

“Warrant B” shall have the meaning ascribed to such term in the Recitals.

“Warrants” shall have the meaning ascribed to such term in the Recitals.

“Warrant Shares” means the shares of Common Stock issuable upon exercise, in whole or in part, of the Warrants.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

3.1    Representations and Warranties of HPPI. Except as set forth in the Disclosure Schedules attached hereto as Annex F and deemed a part hereof (“Disclosure Schedules”), and except as disclosed in the SEC Reports, HPPI hereby represents and warrants to Mayne Pharma that each of the following representations and warranties (i) is true and correct as of the Signing Date (except as otherwise indicated) and (ii) will be true and correct as of each Closing Date (except as otherwise indicated):

(a)    Subsidiaries. All of the direct and indirect Subsidiaries of HPPI are set forth on Schedule 3.1(a). HPPI owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary (if any) free and clear of any Liens, and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If HPPI has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

(b)    Organization and Qualification. HPPI and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither HPPI nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of HPPI and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not have or reasonably be expected to result in a Material Adverse Effect, and no Action has been instituted in any such jurisdiction revoking, limiting or curtailing or seeking to revoke, limit or curtail such power and authority or qualification.

(c)    Authorization, Enforcement. HPPI has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and each of the other Transaction Documents and otherwise to carry out its obligations hereunder and thereunder (which includes the issuance of the Securities). The execution, delivery and performance of each of this Agreement and the other Transaction Documents by HPPI and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of HPPI and no further approval or authorization is required by HPPI, the Board of Directors or HPPI’s stockholders in connection herewith or therewith other than in connection with the Required Approvals. This Agreement and each other Transaction Document to which HPPI is a party has been (or upon delivery will have been) duly executed by HPPI, and when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of HPPI enforceable against HPPI in accordance with their respective terms.

(d)    No Conflicts. The execution, delivery and performance by HPPI of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of any of the Securities, and the consummation by HPPI of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of HPPI’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of HPPI or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a debt of HPPI or a Subsidiary or otherwise) or other understanding to which HPPI or any Subsidiary is a party or by which any property or asset of HPPI or any Subsidiary is bound or affected, or (iii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority to which HPPI or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of HPPI or a Subsidiary is bound or affected.

(e)    Filings, Consents and Approvals. HPPI is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any Governmental Authority or other Person in connection with the execution, delivery and performance by HPPI of the Transaction Documents, other than: (i) the filings required pursuant to Section 6.3 of this Agreement and (ii) the filing of Form D with the Commission and such filings as are required to be made under applicable state securities laws (collectively, the “Required Approvals”).

(f)    Issuance of Securities.

(i)    The Preferred Shares are duly authorized, and, when issued and delivered pursuant to this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents. The Conversion Shares have been duly authorized and reserved for issuance upon conversion of the Preferred Shares and when so issued will be validly issued, fully paid and non-assessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents. HPPI has no series or class of capital stock, whether or not issued or outstanding, that will, upon issuance of the Preferred Shares, rank senior to the Preferred Shares with respect to the payment of dividends or the distribution of assets in the event of any dissolution, liquidation or winding up of HPPI.

(ii)    Each of the Warrants has been duly authorized and, when executed and delivered as contemplated hereby, will constitute a valid and legally binding obligation of HPPI in accordance with its terms, and the Warrant Shares have been duly authorized and reserved for issuance upon exercise of a Warrant and when so issued in accordance with the terms thereof will be validly issued, fully paid and non-assessable, free and clear of all Liens other than restrictions on transfer provided for in the Transaction Documents.

(iii)    (HPPI has reserved from its duly authorized capital stock the maximum number of shares of Common Stock issuable upon the conversion of all of the Preferred Shares and the full exercise of the Warrants.

(g)    Capitalization.

(i)    The authorized capital stock of HPPI, as of the Signing Date and effective immediately prior to the Initial Closing, consists of (i) Five Hundred Million (500,000,000) shares of Common Stock, of which (A) Three Hundred Sixty Nine Million Five Hundred Ninety Nine Thousand Two Hundred and Sixty-Six (369,599,266) shares are issued and outstanding and (B) no shares are held in treasury, and (ii) Ten Million (10,000,000) shares of Preferred Stock, of which (A) Five Hundred Thousand (500,000) shares are designated as “Series A Convertible Preferred Stock”, no shares of which are issued and outstanding, (B) Seven Million Two Hundred Forty Six Thousand Three Hundred and Seventy Seven (7,246,377) shares are designated as “Series B Convertible Preferred Stock”, none which are issued and outstanding and (C) no shares are held in treasury. As of the Signing Date and effective immediately prior to the Initial Closing, other than as described on Schedule 3.1(g), no shares of Common Stock or Preferred Stock are reserved for issuance except for Ten Million Eight Hundred and Sixty-Nine Thousand Five Hundred Sixty-Six (10,869,566) shares of Common Stock reserved for issuance pursuant to the Warrants.

(ii)    Schedule 3.1(g) sets forth the capitalization of HPPI immediately prior to the Initial Closing and immediately following the Initial Closing, and, in each case, shall include (A) all issued and outstanding Common Stock, including, with respect to any restricted Common Stock, any vesting schedule and repurchase price; (B) all granted stock options, including any vesting schedule and exercise price; (C) all shares of Common Stock to be reserved for future award grants under the EIP; (D) each series and all shares of issued and outstanding Preferred Stock and shares of Common Stock issuable upon conversion of such shares of Preferred Stock; (E) all granted warrants or other stock purchase rights, if any; and (F) the number of shares of Common Stock owned beneficially, and of record, by Affiliates of HPPI.

(iii)    HPPI has not issued any capital stock since its most recently filed periodic report under the Exchange Act. Except as set forth on the Schedule 3.1(g), no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by the Transaction Documents. Except as set forth on Schedule 3.1(g), there are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exercisable or exchangeable for, or giving any Person any right to subscribe for or acquire any shares of Common Stock or Preferred Stock or any other securities of HPPI, or contracts, commitments, understandings or arrangements by which HPPI or any Subsidiary is or may become bound to issue additional shares of Common Stock, any Common Stock Equivalents or any other securities of HPPI. The issuance and sale of any of the Securities will not obligate HPPI to issue any shares of Common Stock or Preferred Stock or other securities of HPPI to any Person (other than Mayne Pharma) and will not result in a right of any holder of HPPI’s securities to adjust the exercise, conversion, exchange or reset price under any of such securities. All of the outstanding shares of capital stock of HPPI are duly authorized, validly issued, fully paid and nonassessable, have been issued in compliance with all federal and state securities laws, and none of such outstanding shares was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities (or is subject to any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities).

(iv)    No further approval or authorization of any stockholder, the Board of Directors or any other Person is required for the issuance and sale of any of the Securities. Except for the Equity Holders Agreement, there are no stockholders agreements, voting agreements or other similar agreements with respect to HPPI’s capital stock to which HPPI is a party or, to the knowledge of HPPI, between or among any of HPPI’s stockholders.

(h)    SEC Reports; Financial Statements. HPPI has, for the three years preceding the applicable Closing Date, filed all reports, schedules, forms, statements and other documents required to be filed by HPPI under the Securities Act and the Exchange Act, including pursuant to Section 13(a), 14(a) or 15(d) thereof (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the

“SEC Reports” and each an “SEC Report”), on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension. As of their respective dates, the SEC Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and none of the SEC Reports, when they became effective or were filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The financial statements of HPPI included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of HPPI and its consolidated Subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

(i)    Material Changes; Undisclosed Events, Liabilities or Developments. For the three years preceding the applicable Closing Date, except as specifically disclosed in a subsequent SEC Report filed at least three (3) Business Days prior to the Signing Date: (i) there has been no event, liability, fact, circumstance, occurrence or development that, individually or in the aggregate, has had or could reasonably be expected to result in a Material Adverse Effect, (ii) HPPI has not incurred any liabilities (contingent or otherwise) other than (A) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in HPPI’s financial statements pursuant to GAAP or disclosed in filings made with the Commission, (iii) HPPI has not altered its method of accounting, (iv) HPPI has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock and (v) HPPI has not issued any equity securities to any officer, director or Affiliate. HPPI does not have pending before the Commission any request for confidential treatment of information. No event, liability, fact, circumstance, occurrence or development has occurred or exists, or is reasonably expected to occur or exist, with respect to HPPI or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by HPPI under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one (1) Trading Day prior to the date that this representation is made.

(j)    Litigation. Except as set forth on the Schedule 3.1(j), there is no Action active, pending or, to the knowledge of HPPI, threatened against or affecting HPPI, any Subsidiary or Affiliate of HPPI or any of their respective properties before or by any arbitrator or Governmental Authority which, individually or in the aggregate, (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a Material Adverse Effect. Neither HPPI nor any Subsidiary, nor any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty. There has not been, and to the knowledge of HPPI, there is not pending or contemplated, any investigation by the Commission involving HPPI or any current or former director or officer of HPPI. The Commission has not issued any stop order or other order suspending the effectiveness of any registration statement filed by HPPI or any Subsidiary under the Exchange Act or the Securities Act.

(k)    Labor Relations. No labor dispute exists or, to the knowledge of HPPI, is imminent with respect to any of the employees of HPPI, which could reasonably be expected to result in a Material Adverse Effect. None of HPPI’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with HPPI or such Subsidiary, and neither HPPI nor any of its Subsidiaries is a party to a collective bargaining agreement, and HPPI and its Subsidiaries believe that their relationships with their employees are good. To the knowledge of HPPI, no executive officer of HPPI or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and the continued employment of each such executive officer does not subject HPPI or any of its Subsidiaries to any liability with respect to any of the foregoing matters. HPPI and its Subsidiaries are in compliance with all U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours.

(l)    Compliance. Neither HPPI nor any Subsidiary: (i) is in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by HPPI or any Subsidiary under), nor has HPPI or any Subsidiary received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is in violation of any judgment, decree, or order of any arbitrator or Governmental Authority or (iii) is or has been in violation of any statute, rule, ordinance or regulation of any Governmental Authority, including without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters except, in the case of clauses (ii) and (iii) above, where the violation would not reasonably be expected to result in a Material Adverse Effect.

(m)    Regulatory Permits. HPPI and the Subsidiaries possess all certificates, authorizations and permits issued by the appropriate Governmental Authorities necessary to conduct their respective businesses as described in the SEC Reports (each a “Regulatory Permit”), and neither HPPI nor any Subsidiary has received any notice of Actions relating to the revocation or modification of any Regulatory Permit.

(n)    Title to Assets. HPPI and the Subsidiaries have good and marketable title in fee simple to all real property owned by them and good and marketable title in all personal property owned by them that is material to the business of HPPI and the Subsidiaries, in each case free and clear of all Liens, except for (i) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by HPPI and the Subsidiaries and (ii) Liens for the payment of federal, state or other taxes, for which appropriate reserves have been made therefor in accordance with GAAP and the payment of which is neither delinquent nor subject to penalties. Any real property and facilities held under lease by HPPI and the Subsidiaries are held by them under valid, subsisting and enforceable leases with which HPPI and the Subsidiaries are in compliance.

(o)    Intellectual Property. Subject to the conditional use and license of the Intellectual Property Rights permitted by Mayne Pharma to HPPI pursuant to the Supply Agreement, HPPI and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights (collectively, the “Intellectual Property Rights”) as necessary or required for use in connection with their respective businesses. None of, and neither HPPI nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights of HPPI and the Subsidiaries has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this Agreement. Neither HPPI nor any Subsidiary has received, since August 12, 2013, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights of HPPI or any of the Subsidiaries violate or infringe upon the rights of any Person. To the knowledge of HPPI and subject to the conditional use of the Intellectual Property Rights permitted by Mayne Pharma to HPPI pursuant to the Supply Agreement, all Intellectual Property Rights of HPPI and the Subsidiaries are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights of HPPI and the Subsidiaries. HPPI and its Subsidiaries have taken commercially reasonable security measures to protect the secrecy, confidentiality and value of all of their Intellectual Property Rights.

(p)    Insurance. HPPI and the Subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which HPPI and the Subsidiaries are engaged, including, but not limited to, directors and officers insurance coverage at least equal to Two Million ($2,000,000.00) (such directors and officers insurance coverage through policies held by Mayne Pharma).

(q)    Transactions With Affiliates and Employees. Except as set forth in the SEC Reports, none of the officers, directors or employees of HPPI or any Subsidiary is presently a party to any transaction with HPPI or any Subsidiary (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, providing for the borrowing of money from or lending of money to or otherwise requiring payments to or from any officer, manager, director or such employee or any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee, stockholder, member or partner, other than for: (i) payment of reasonable salary or consulting fees for services rendered, (ii) reimbursement for reasonable expenses incurred on behalf of HPPI and (iii) other employee benefits, including stock option agreements under any stock option plan of HPPI.

(r)    Sarbanes-Oxley; Internal Accounting Controls. HPPI and the Subsidiaries are in compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the Signing Date, and any and all applicable rules and regulations promulgated by the Commission thereunder that are effective as of the Signing Date and as of the applicable Closing Date. HPPI and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. HPPI and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for HPPI and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by HPPI in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the Commission’s rules and forms. HPPI’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of HPPI and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). HPPI presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of HPPI and its Subsidiaries that have materially affected, or are reasonably likely to materially affect, the internal control over financial reporting of HPPI or its Subsidiaries.

(s)    Certain Fees. No brokerage or finder’s fees or commissions are or will be payable by HPPI or any Subsidiary to any broker, financial advisor or consultant, finder, placement agent, investment banker, bank or other Person with respect to the transactions contemplated by the Transaction Documents. Mayne Pharma shall have no obligation with respect to any fees or with respect to any claims made by or on behalf of other Persons for fees of a type contemplated in this Section 3.1(s) that may be due in connection with the transactions contemplated by the Transaction Documents.

(t)    Private Placement. Assuming the accuracy of Mayne Pharma’s representations and warranties set forth in Section 3.2 hereof, no registration under the Securities Act is required for the offer, sale or issuance of any of the Securities, by HPPI to Mayne Pharma as contemplated hereby. The offer, sale and issuance of any of the Securities hereunder, or otherwise, do not contravene the rules and regulations of the Trading Market.

(u)    Investment Company. HPPI is not, and is not an Affiliate of, and immediately after the applicable Closing Date, will not be or be an Affiliate of, an “investment company” within the meaning of the Investment Company Act of 1940, as amended. HPPI shall conduct its business in a manner so that it will not become an “investment company” subject to registration under the Investment Company Act of 1940, as amended.

(v)    Registration Rights. No Person (other than Mayne Pharma and the investors that participated in HPPI’s private placement financing that commenced in April 2016) has any right to cause HPPI to effect the registration under the Securities Act of any securities of HPPI or any Subsidiary.

(w)    Listing and Maintenance Requirements. The Common Stock is registered pursuant to Section 12(b) or 12(g) of the Exchange Act, and HPPI has taken no action designed to, or which to its knowledge is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act nor has HPPI received any notification that the Commission is contemplating terminating such registration. HPPI has not, since August 12, 2013, received notice from any Trading Market on which the Common Stock is or has been listed or quoted to the effect that HPPI is not in compliance with the listing or maintenance requirements of such Trading Market. HPPI is, and has no reason to believe that it will not in the foreseeable future continue to be, in compliance with all such listing and maintenance requirements. The Common Stock is currently eligible for electronic transfer through the Depository Trust Company or another established clearing corporation and HPPI is current in payment of the fees to the Depository Trust Company (or such other established clearing corporation) in connection with such electronic transfer.

(x)    Application of Takeover Protections. HPPI and the Board of Directors have taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under HPPI’s amended and restated certificate of incorporation (or similar charter documents) or the laws of the State of Delaware that is or could become applicable to Mayne Pharma as a result of Mayne Pharma and HPPI fulfilling their obligations or exercising their rights under the Transaction Documents, including without limitation as a result of HPPI’s issuance of the Securities and Mayne Pharma’s ownership of the Securities.

(y)    Disclosure. All of the disclosures furnished by or on behalf of HPPI to Mayne Pharma regarding HPPI and HPPI’s Subsidiaries, their respective businesses and the transactions contemplated hereby, including the Disclosure Schedules, and all of the representations and warranties of HPPI contained herein, are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. The press releases disseminated by HPPI during the twelve months preceding the date of this Agreement taken as a whole do not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made and when made, not misleading. HPPI acknowledges and agrees that Mayne Pharma does not make or has not made any representations or warranties with respect to the transactions contemplated by the Transaction Documents other than those specifically set forth in Section 3.2 hereof.

(z)    No Integrated Offering. Assuming the accuracy of Mayne Pharma’s representations and warranties set forth in Section 3.2 hereof, neither HPPI, nor any of its Affiliates, nor any Person acting on its or their behalf has, directly or indirectly, made any offers or sales of any security or solicited any offers to buy any security, under circumstances that would cause this offering of the Purchased Securities to be integrated with prior offerings by HPPI for purposes of the Securities Act which would require the registration of any such securities under the Securities Act.

(aa)    Solvency. Based on the consolidated financial condition of HPPI as of the applicable Closing Date, after giving effect to HPPI’s consideration paid in exchange for the Purchased Securities hereby : (i) the fair saleable value of HPPI’s assets exceeds the amount that will be required to be paid on or in respect of HPPI’s existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) HPPI’s assets do not constitute unreasonably small capital to carry on its business as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by HPPI, consolidated and projected capital requirements and capital availability thereof, and (iii) the current cash flow of HPPI, together with the proceeds HPPI would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its liabilities when such amounts are required to be paid. HPPI does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt). HPPI has no knowledge of any facts or circumstances which lead it to believe that it will file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction within one year from the applicable Closing Date. Schedule 3.1(aa) sets forth as of the Signing Date all outstanding secured and unsecured Indebtedness of HPPI or any Subsidiary, or for which HPPI or any Subsidiary has commitments. For the purposes of this Agreement, “Indebtedness” means (x) any liabilities for borrowed money or amounts owed in excess of Fifty Thousand and 00/100 Dollars ($50,000) (other than trade accounts payable incurred in the ordinary course of business), (y) all guaranties, endorsements and other contingent obligations in respect of indebtedness of others, whether or not the same are or should be reflected in HPPI’s consolidated balance sheet (or the notes thereto), except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business; and (z) the present value of any lease payments in excess of Fifty Thousand and 00/100 Dollars ($50,000) due under leases required to be capitalized in accordance with GAAP. Neither HPPI nor any Subsidiary is in default with respect to any Indebtedness.

(bb)    Tax Status. Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, HPPI and its Subsidiaries each (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations, and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of HPPI or of any Subsidiary know of no basis for any such claim.

(cc)    No General Solicitation. Neither HPPI nor any Person acting on behalf of HPPI has offered or sold any of the Securities by any form of general solicitation or general advertising. HPPI has offered the Securities for sale or issuance only to Mayne Pharma and as a requirement of the Equity Holders Agreement, to Hedgepath LLC.

(dd)    Foreign Corrupt Practices. Neither HPPI nor any Subsidiary or, to the knowledge of HPPI or any Subsidiary, any agent or other Person acting on behalf of HPPI or any Subsidiary, has: (i) directly or indirectly, used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to foreign or domestic political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to any foreign or domestic political parties or campaigns from corporate funds, (iii) failed to disclose fully any contribution made by HPPI or any Subsidiary (or made by any Person acting on its behalf of which HPPI is aware) which is in violation of any law or (iv) violated any provision of the FCPA.

(ee)    Accountants. HPPI’s independent registered public accounting firm is set forth on Schedule 3.1(ee) of the Disclosure Schedules. To the knowledge and belief of HPPI, such accounting firm: (i) is a registered public accounting firm as required by the Exchange Act and (ii) shall express its opinion with respect to the financial statements to be included in HPPI’s annual report for the fiscal year ending December 31, 2017.

(ff)    No Disagreements with Accountants and Lawyers. There are no disagreements of any kind presently existing, or reasonably anticipated by HPPI to arise, between HPPI and the accountants and lawyers formerly or presently employed by HPPI and HPPI is current with respect to any fees owed to its accountants (including HPPI’s independent registered public accounting firm) and lawyers which could affect HPPI’s ability to perform any of its obligations under any of the Transaction Documents.

(gg)    Acknowledgment Regarding Purchase of the Purchased Securities. HPPI acknowledges and agrees that Mayne Pharma is acting solely in the capacity of an arm’s length purchaser with respect to the Transaction Documents and the transactions contemplated thereby. HPPI further acknowledges that Mayne Pharma is not acting as a financial advisor or fiduciary of HPPI (or in any similar capacity) with respect to the Transaction Documents and the transactions contemplated thereby and any advice given by Mayne Pharma or any of its respective representatives or agents in connection with the Transaction Documents and the transactions contemplated thereby is merely incidental to Mayne Pharma’s purchase of the Purchased Securities. HPPI further represents to Mayne Pharma that HPPI’s decision to enter into this Agreement and the other Transaction Documents has been based solely on the independent evaluation of the transactions contemplated hereby by HPPI and its representatives.

(hh)    Regulation M Compliance. HPPI has not, and to its knowledge no one acting on its behalf has, (i) taken, directly or indirectly, any action designed to cause or to result in the stabilization or manipulation of the price of any security of HPPI to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of HPPI.

(ii)    FDA. As to each product subject to the jurisdiction of the U.S. Food and Drug Administration (“FDA”) under the Federal Food, Drug and Cosmetic Act, as amended, and the regulations thereunder (“FDCA”) that is manufactured, packaged, labeled, tested, distributed, sold, and/or marketed by HPPI or any of its Subsidiaries (each such product, a “Pharmaceutical Product”), such Pharmaceutical Product is being manufactured, packaged, labeled, tested, distributed, sold and/or marketed by HPPI in compliance with all applicable requirements under FDCA and similar laws, rules and regulations relating to registration, investigational use, premarket clearance, licensure, or application approval, good manufacturing practices, good laboratory practices, good clinical practices, product listing, quotas, labeling, advertising, record keeping and filing of reports. There is no pending, completed or, to HPPI’s knowledge, threatened, Action against HPPI or any of its Subsidiaries, and none of HPPI or any of its

Subsidiaries has received any notice, warning letter or other communication from the FDA or any other Governmental Authority, which (i) contests the premarket clearance, licensure, registration, or approval of, the uses of, the distribution of, the manufacturing or packaging of, the testing of, the sale of, or the labeling and promotion of any Pharmaceutical Product, (ii) withdraws its approval of, requests the recall, suspension, or seizure of, or withdraws or orders the withdrawal of advertising or sales promotional materials relating to, any Pharmaceutical Product, (iii) imposes a clinical hold on any clinical investigation by HPPI or any of its Subsidiaries, (iv) enjoins production at any facility of HPPI or any of its Subsidiaries, (v) enters or proposes to enter into a consent decree of permanent injunction with HPPI or any of its Subsidiaries, or (vi) otherwise alleges any violation of any laws, rules or regulations by HPPI or any of its Subsidiaries. The properties, business and operations of HPPI have been and are being conducted in all material respects in accordance with all applicable laws, rules and regulations of the FDA. HPPI has not been informed by the FDA that the FDA will prohibit the marketing, sale, license or use in the United States of any product proposed to be developed, produced or marketed by HPPI nor has the FDA expressed any concern as to approving or clearing for marketing any product being developed or proposed to be developed by HPPI.

(jj)    Office of Foreign Assets Control. Neither HPPI nor any Subsidiary, nor to its knowledge, any of their respective directors, officers or employees, agents or any other Persons acting for or on behalf of HPPI or any of its Subsidiaries (a) is designated on any prohibited persons or entities list of any U.S. governmental authority, including, but not limited to, the U.S. Office of Foreign Assets Control (“OFAC”) Specially Designated Nationals and Blocked Persons List, the U.S. Department of Commerce (“Commerce”) Denied Persons List, the Commerce Entity List, and the U.S. Department of State (“State Department”) Debarred List, (b) participated in any transaction on behalf of HPPI or any of its Subsidiaries involving such designated Person, or any country that is subject to U.S. economic sanctions administered by OFAC, to the extent such a transaction is or would be prohibited by such sanctions, (c) exported (including, but not limited to, deemed exportation) or re-exported, directly or indirectly, any good, technology or services on behalf of HPPI or any of its Subsidiaries in violation of any applicable U.S. export control or economic sanctions laws, rules or regulations administered by OFAC, Commerce or the State Department, or (d) participated on behalf of HPPI or any of its Subsidiaries in any export, re-export or transaction connected with any purpose prohibited by export control or economic sanctions laws, rules or regulations, including support for international terrorism and nuclear, chemical or biological weapons proliferation.

(kk)    U.S. Real Property Holding Corporation. HPPI is not and has never been a U.S. real property holding corporation within the meaning of Section 897 of the Code, and HPPI shall so certify upon Mayne Pharma’s request.

(ll)    Bank Holding Company Act. Neither HPPI nor any of its Subsidiaries or Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”) or to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither HPPI nor any of its Subsidiaries or Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities, or twenty-five percent (25%) or more of the total equity, of a bank or any Person that is subject to the BHCA or to regulation by the Federal Reserve. Neither HPPI nor any of its Subsidiaries or Affiliates exercises a controlling influence over the management or policies of a bank or any Person that is subject to the BHCA or to regulation by the Federal Reserve.

(mm)    Money Laundering. The operations of HPPI and its Subsidiaries are and have been conducted at all times in compliance with applicable financial record-keeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no Action by or before any Governmental Authority or any arbitrator involving HPPI or any of its Subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of HPPI or any Subsidiary, threatened.

(nn)    No Disqualification Events. With respect to the Securities to be offered and sold hereunder in reliance on Rule 506 under the Securities Act, none of HPPI, any of its predecessors, any Affiliated issuer, any director, executive officer, other officer of HPPI participating in the offering hereunder, any beneficial owner of twenty percent (20%) or more of HPPI’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with HPPI in any capacity at the time of sale (each, an “Issuer Covered Person”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) through (viii) under the Securities Act (a “Disqualification Event”), except for a

Disqualification Event covered by Rule 506(d)(2) or (d)(3). HPPI has exercised reasonable care to determine whether any Issuer Covered Person is subject to a Disqualification Event. HPPI has complied, to the extent applicable, with its disclosure obligations under Rule 506(e), and has furnished to Mayne Pharma a copy of any disclosures provided thereunder.

(oo)    Other Covered Persons. HPPI is not aware of any Person (other than any Issuer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any of the Securities.

(pp)    Notice of Disqualification Events. HPPI will notify Mayne Pharma in writing, prior to each Closing Date of (i) any Disqualification Event relating to any Issuer Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Issuer Covered Person.

Mayne Pharma acknowledges and agrees that the representations contained in Section 3.1 hereof shall not modify, amend or affect HPPI’s right to rely on Mayne Pharma’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

3.2    Representations and Warranties of Mayne Pharma. Mayne Pharma hereby represents and warrants to HPPI that each of the following representations and warranties (i) is true and correct as of the Signing Date (except as otherwise indicated) and (ii) will be true and correct as of each Closing Date (except as otherwise indicated):

(a)    Organization; Authority. Mayne Pharma is a company duly organized, validly existing and in good standing under the laws of Australia with full right, company power, and authority to enter into and to consummate the transactions contemplated by the Transaction Documents and otherwise to carry out its obligations hereunder and thereunder. The execution, delivery and performance of the Transaction Documents and performance by Mayne Pharma of the transactions contemplated by the Transaction Documents have been duly authorized by all necessary company action on the part of Mayne Pharma. Each Transaction Document to which it is a party has been duly executed by Mayne Pharma, and when delivered by Mayne Pharma in accordance with the terms hereof, will constitute the valid and legally binding obligation of Mayne Pharma, enforceable against it in accordance with its terms.

(b)    Own Account. Mayne Pharma understands that the Purchased Securities are “restricted securities” and have not been registered under the Securities Act or any applicable state securities law and is acquiring the Purchased Securities as principal for its own account and not with a view to or for distributing or reselling the Purchased Securities or any part thereof in violation of the Securities Act or any applicable state securities law, has no present intention of distributing the Purchased Securities in violation of the Securities Act or any applicable state securities law and has no direct or indirect arrangement or understandings with any other Persons to distribute or regarding the distribution of the Purchased Securities in violation of the Securities Act or any applicable state securities law (this representation and warranty not limiting Mayne Pharma’s right to sell the Purchased Securities in compliance with applicable federal and state securities laws).

(c)    Status of Mayne Pharma. At the time Mayne Pharma was offered the Purchased Securities, it was, and as of the Signing Date it is, and on the applicable Closing Date and each date on which it exercises the Warrants or any part thereof or converts any of the Preferred Shares, it will be either: (i) an “accredited investor” as defined in Rule 501(a)(1), (a)(2), (a)(3), (a)(7) or (a)(8) under the Securities Act or (ii) a “qualified institutional buyer” as defined in Rule 144A(a) under the Securities Act.

(d)    Experience of Mayne Pharma. Mayne Pharma, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Purchased Securities, and has so evaluated the merits and risks of such investment. Mayne Pharma understands and acknowledges that: (i) an investment in HPPI is subject to substantial risk due to the nature of HPPI’s business and (ii) Mayne Pharma is able to bear the economic risk of an investment in the Purchased Securities and, at the present time, is able to afford a complete loss of such investment.

(e)    No General Solicitation. Mayne Pharma is not purchasing the Purchased Securities as a result of any advertisement, article, notice or other communication regarding the Purchased Securities published in any newspaper, magazine or similar media or broadcast over television, radio or the internet or presented at any seminar or any other general solicitation or general advertisement.

(f)    No Conflicts. The execution, delivery and performance by Mayne Pharma of this Agreement and the other Transaction Documents to which it is a party and the consummation by Mayne Pharma of the transactions contemplated hereby and thereby do not and will not: (i) conflict with or violate any provision of Mayne Pharma’s organizational or charter documents or (ii) subject to the Required Approvals, conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any Governmental Authority to which Mayne Pharma or its Affiliates is subject (including federal and state securities laws and regulations), or by which any property or asset of Mayne Pharma or its Affiliates are bound or affected.

(g)    Disqualification Events. Neither Mayne Pharma nor any of its shareholders, members, managers, general or limited partners, directors, Affiliates or executive officers, are subject to any Disqualification Event, except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3). Mayne Pharma’s purchase of the Purchased Securities will not subject HPPI to any Disqualification Event.

(h)    Litigation. There is no Action, pending or, to the knowledge of Mayne Pharma or its Affiliates, threatened against or affecting Mayne Pharma or any of its Affiliates or any of their respective properties which, individually or in the aggregate, (i) adversely affects or challenges the legality, validity or enforceability of any of the Transaction Documents or the Purchased Securities or (ii) could, if there were an unfavorable decision, have or reasonably be expected to result in a material adverse effect on the results of operations, assets, business, prospects or condition (financial or otherwise) on Mayne Pharma and its Affiliates, taken as a whole.

HPPI acknowledges and agrees that the representations contained in Section 3.2 hereof shall not modify, amend or affect Mayne Pharma’s right to rely on HPPI’s representations and warranties contained in this Agreement or any representations and warranties contained in any other Transaction Document or any other document or instrument executed and/or delivered in connection with this Agreement or the consummation of the transaction contemplated hereby.

ARTICLE IV

CONDITIONS TO CLOSING

4.1    Conditions to Mayne Pharma’s Obligations at each Closing. The obligation of Mayne Pharma to consummate any Closing is subject to the fulfillment (or waiver by Mayne Pharma) at or prior to such Closing of each of the following conditions:

(a)    Representations and Warranties. The representations and warranties of HPPI contained in Section 3.1 hereof shall be true and correct in all respects as of such Closing (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct as of such date).

(b)    Performance. HPPI shall have performed and complied with all covenants, agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by HPPI on or before such Closing.

(c)    Material Adverse Effect. Since the Signing Date, no fact, circumstance, event, change, occurrence, condition or development shall have occurred that, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect.

(d)    Compliance Certificate. The Chief Executive Officer and President of HPPI shall have duly executed and delivered to Mayne Pharma a certificate, dated as of the applicable Closing Date, in form and substance satisfactory to Mayne Pharma, certifying to the fulfillment of the conditions set forth in subsections (a), (b), (c), (e) and (f) of this Section 4.1.

(e)    Qualifications. All authorizations, approvals, or permits, if any, of any Governmental Authority that are required to be made or obtained by HPPI in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained and effective as of such Closing.

(f)    Litigation; Illegality. None of the transactions contemplated hereby shall have been enjoined by any Governmental Authority, no Action challenging the transactions contemplated hereby shall have been threatened or instituted and no investigative or other demand shall have been made by any Governmental Authority, and no law shall have been enacted that prohibits, restrains, or makes illegal the consummation of the transactions contemplated hereby.

(g)    Legal Opinion. HPPI shall have delivered to Mayne Pharma a legal opinion, from HPPI’s Counsel, dated as of such Closing Date, the substantial form of which shall be agreed to by HPPI’s Counsel and Mayne Pharma.

(h)    Secretary’s Certificate. HPPI shall have delivered to Mayne Pharma a certificate executed by the Secretary of HPPI, in form and substance satisfactory to Mayne Pharma, together with (i) a certified copy of HPPI’s amended and restated certificate of incorporation in effect at the time of such Closing, (ii) HPPI’s bylaws in effect at the time of such Closing, (iii) certified resolutions of the Board of Directors authorizing the Transaction Documents and the transaction contemplated thereby, (iv) a good standing certificate with respect to HPPI from the Secretary of State of the State of Delaware, dated a recent date before such Closing, and (v) a certification as to the incumbency of the current officers of HPPI.

(i)    Reservation of Shares. HPPI shall have duly authorized and reserved for issuance the Conversion Shares and the Warrant Shares.

(j)    Certificate of Designation. HPPI shall have filed the Certificate of Designation with the Secretary of State of Delaware and the Certificate of Designation shall continue to be in full force and effect as of the applicable Closing.

(k)    EHA Compliance. HPPI shall have delivered evidence reasonably satisfactory to Mayne Pharma that all obligations under the Equity Holders Agreement with respect to the transactions contemplated hereunder have been fulfilled (or otherwise waived by the party or parties to which such obligations are owed).

4.2    Conditions to HPPI’s Obligations at each Closing. The obligation of HPPI to consummate any Closing is subject to the fulfillment (or waiver by HPPI) at or prior to such Closing of each of the following conditions:

(a)    Representations and Warranties. The representations and warranties of Mayne Pharma contained in Section 3.2 hereof shall be true and correct in all respects as of such Closing (other than representations and warranties that by their terms speak as of another date, which representations and warranties shall be true and correct as of such date).

(b)    Performance. Mayne Pharma shall have performed and complied with all covenants, agreements, obligations, and conditions contained in this Agreement that are required to be performed or complied with by Mayne Pharma on or before such Closing.

(c)    Compliance Certificate. An officer of Mayne Pharma shall have duly executed and delivered to HPPI a certificate, dated as of the applicable Closing Date, in form and substance satisfactory to HPPI, certifying to the fulfillment of the conditions set forth in subsections (a), (b) and (d) of this Section 4.2.

(d)    Qualifications. All authorizations, approvals, or permits, if any, of any Governmental Authority that are required to be made or obtained by Mayne Pharma in connection with the consummation of the transactions contemplated by this Agreement shall have been obtained and effective as of such Closing.

4.3    Additional Conditions to the Parties’ Obligations at the Initial Closing.

(a)    The obligation of Mayne Pharma to consummate the Initial Closing is subject to the fulfillment (or waiver by Mayne Pharma) at or prior to the Initial Closing of the following condition: (i) HPPI shall have duly executed and delivered to Mayne Pharma a counterpart to the Amendment to the Supply Agreement, and (ii) HPPI shall have executed and delivered (i) stock certificate(s), registered in the name of Mayne Pharma, representing the number of Preferred Shares indicated on Annex E hereto with respect to the Initial Closing and (ii) Warrants, registered in the name of Mayne Pharma, representing the number of Warrant Shares indicated on Annex E hereto with respect to the Initial Closing.

(b)    The obligation of HPPI to consummate the Initial Closing is subject to the fulfillment (or waiver by HPPI) at or prior to the Initial Closing of the following condition: Mayne Pharma shall have duly executed and delivered to HPPI a counterpart to the Amendment to the Supply Agreement.

4.4    Additional Conditions to Mayne Pharma’s Obligations at the Second Closing. The obligation of Mayne Pharma to consummate the Second Closing is subject to the fulfillment (or waiver by Mayne Pharma) at or prior to the Second Closing of each of the following conditions:

(a)    the consummation of the Initial Closing, provided that this condition shall be waived if the Initial Closing does not occur due solely to the failure of Mayne Pharma to meet its obligations hereunder or to satisfy its conditions to closing in Sections 4.2 and 4.3 above; and

(b)    HPPI shall have executed and delivered (i) stock certificate(s), registered in the name of Mayne Pharma, representing the number of Preferred Shares indicated on Annex E hereto with respect to the Second Closing and (ii) Warrants, registered in the name of Mayne Pharma, representing the number of Warrant Shares indicated on Annex E hereto with respect to the Second Closing.

4.5    Additional Conditions to Mayne Pharma’s Obligations at the Third Closing. The obligation of Mayne Pharma to consummate the Third Closing is subject to the fulfillment (or waiver by Mayne Pharma) at or prior to the Third Closing of each of the following conditions:

(a)    the consummation of the Second Closing, provided that this condition shall be waived if the Second Closing does not occur due solely to the failure of Mayne Pharma to meet its obligations hereunder or to satisfy its conditions to closing in Sections 4.2 and 4.3 above;

(b)    the acceptance of filing by the FDA of HPPI’s New Drug Application (“NDA”) for the SUBA Product for the treatment of BCCNS; and

(c)    HPPI shall have executed and delivered (i) stock certificate(s), registered in the name of Mayne Pharma, representing the number of Preferred Shares indicated on Annex E hereto with respect to the Third Closing and (ii) Warrants, registered in the name of Mayne Pharma, representing the number of Warrant Shares indicated on Annex E hereto with respect to the Third Closing.

ARTICLE V

COVENANTS

5.1    Commercially Reasonable Efforts. Subject to the terms and conditions of this Agreement, each of the parties hereto will use its commercially reasonable efforts in good faith to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or desirable, or advisable under applicable laws, so as to permit consummation of the Purchase as promptly as practicable and otherwise to enable consummation of the transactions contemplated hereby and shall use commercially reasonable efforts to cooperate with the other party to that end.

5.2    Certain Notifications Until Closing. From the Signing Date until the Third Closing Date, HPPI shall promptly notify Mayne Pharma of (i) any fact, event or circumstance of which HPPI is aware and which would be reasonably likely to cause any representation or warranty of HPPI contained in this Agreement to be untrue or inaccurate in any material respect or to cause any covenant or agreement of HPPI contained in this Agreement not to be complied with or satisfied in any material respect and (ii) any fact, circumstance, event, change, occurrence, condition or development of which HPPI is aware and which, individually or in the aggregate, has had or would be reasonably likely to have a Material Adverse Effect; provided, however, that delivery of any notice pursuant to this Section 5.2 shall not limit or affect any rights of or remedies available to Mayne Pharma.

5.3    Market Standoff Period. For the period from the Initial Closing through December 31, 2018 (the “Market Standoff Period”), HPPI shall not undertake any equity or debt financing of any nature whatsoever (other than, for the avoidance of doubt, pursuant to the exercise of options and warrants existing on the Signing Date to purchase Preferred Shares or Common Stock of HPPI (the “Existing Options”)) without the prior written approval of Mayne Pharma, such approval not to be unreasonably withheld, conditioned or delayed, and giving due consideration to the fiduciary duties and business judgment of the Board of Directors. For the avoidance of doubt, during the Market Standoff Period, if any Existing Options are exercised, the proceeds of such exercises may, in the discretion of the Company’s Board of Directors, be used for preliminary work on SUBA-Itraconazole cancer indications other than BCCNS, in each case in accordance with the Supply Agreement (including oversight by the Joint Development Committee formed thereunder).

ARTICLE VI

ADDITIONAL AGREEMENTS

6.1    Transfer Restrictions.

(a)    Mayne Pharma acknowledges and agrees that the Securities may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Securities other than pursuant to an effective registration statement or Rule 144 or to HPPI or to an Affiliate of Mayne Pharma, HPPI may require the transferor thereof to provide to HPPI an opinion of counsel selected by the transferor and reasonably acceptable to HPPI, the form and substance of which opinion shall be reasonably satisfactory to HPPI, to the effect that such transfer does not require registration of the Securities which are transferred by the transferor under the Securities Act. As a condition of any such transfer, any such transferee shall agree in writing to be bound by the terms of this Agreement and shall have the rights and obligations of Mayne Pharma under this Agreement.

(b)    Mayne Pharma agrees to the imprinting, so long as is required by this Section 6.1, of a legend on any of the Securities in the following form:

THIS SECURITY HAS NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(c)    Certificates evidencing the Preferred Shares, the Conversion Shares and the Warrant Shares shall not be required to contain any legend (including the legend set forth in Section 6.1(b) hereof): (i) while a registration statement covering the resale of such security is effective under the Securities Act or (ii) following or in connection with any sale of the Preferred Shares, the Conversion Shares or the Warrant Shares pursuant to Rule 144. HPPI shall cause (at HPPI’s cost) its counsel to issue a legal opinion to the Transfer Agent promptly after the occurrence of either of the foregoing if required by the Transfer Agent to effect the removal of the legend hereunder. Certificates for Securities subject to legend removal hereunder shall upon Mayne Pharma’s request be transmitted by the Transfer Agent to Mayne Pharma by crediting the account of Mayne Pharma’s prime broker with the Depository Trust Company system as directed by Mayne Pharma.

(d)    Mayne Pharma agrees with HPPI that Mayne Pharma will sell the Securities in compliance with the registration requirements of the Securities Act, including any applicable prospectus delivery requirements, or an exemption therefrom, and that if any of the Securities are sold pursuant to a registration statement, they will be sold in compliance with the plan of distribution set forth therein, and acknowledges that the removal of the restrictive legend from certificates representing the Securities as set forth in this Section 6.1 is predicated upon HPPI’s reliance upon this understanding.

6.2    Integration. HPPI shall not sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of any of the Securities in a manner that would require the registration under the Securities Act of the sale of any of the Securities or that would be integrated with the offer or sale of any of the Securities for purposes of the rules and regulations of any Trading Market such that it would require shareholder approval prior to the closing of such other transaction unless shareholder approval is obtained before the closing of such subsequent transaction.

6.3    Securities Laws Disclosure; Publicity. HPPI shall (a) by 9:30 a.m. (New York City time) on the Trading Day immediately following the Signing Date, issue a press release disclosing the material terms of the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including the Transaction Documents as exhibits thereto, with the Commission within the time required by the Exchange Act. HPPI and Mayne Pharma shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither HPPI nor Mayne Pharma shall issue any such press release nor otherwise make any such public statement without the prior consent of HPPI, with respect to any press release of Mayne Pharma, or without the prior consent of Mayne Pharma, with respect to any press release of HPPI, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law or any Trading Market, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication.

6.4    Shareholder Rights Plan. No claim will be made or enforced by HPPI or, with the consent of HPPI, any other Person, that Mayne Pharma is an “acquiring person” under any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or similar anti-takeover plan or arrangement in effect or hereafter adopted by HPPI, or that Mayne Pharma could be deemed to trigger the provisions of any such plan or arrangement, by virtue of receiving any of the Securities under the Transaction Documents or under any other agreement between HPPI and Mayne Pharma.

6.5    Indemnification of Mayne Pharma, Etc. Subject to the provisions of this Section 6.5, HPPI will indemnify and hold Mayne Pharma and Mayne Pharma’s directors, officers, shareholders, members, partners, employees and agents (and any other Person with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title), each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) Mayne Pharma, and the directors, officers, shareholders, agents, members, partners or employees (and any other Person with a functionally equivalent role of a Person holding such titles notwithstanding a lack of such title or any other title) of such controlling Persons (each, a “Mayne Pharma Party” and collectively, the “Mayne Pharma Parties”) harmless from and against any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys’ fees and costs of investigation that any Mayne Pharma Party may suffer or incur as a result of or relating to (a) any breach of any of the representations, warranties, covenants or agreements made by HPPI in this Agreement or in any other Transaction Document or (b) any Action instituted against the Mayne Pharma Parties in any capacity, or any of them or their respective Affiliates with respect to any of the transactions contemplated by the Transaction Documents (unless such Action is based upon a breach of such Mayne Pharma Party’s representations, warranties or covenants under the Transaction Documents or any violations by such Mayne Pharma Party of state or federal securities laws or any conduct by such Mayne Pharma Party which constitutes a breach of fiduciary duty, fraud, gross negligence, willful misconduct or malfeasance). If any Action shall be brought against any Mayne Pharma Party in respect of which indemnity may be sought pursuant to this Agreement, such Mayne Pharma Party shall promptly notify HPPI in writing, and HPPI shall have the right to assume the defense thereof with counsel of its own choosing reasonably acceptable to such Mayne Pharma Party. Any such Mayne Pharma Party shall have the right to employ separate counsel in any such Action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Mayne Pharma Party except to the extent that (i) the employment thereof has been specifically authorized by HPPI in writing, (ii) HPPI has failed after a reasonable period of time to assume such defense and to employ counsel or (iii) in such Action there is, in the reasonable opinion of counsel, a material conflict on any material issue between the position of HPPI and the position of such Mayne Pharma Party, in which case HPPI shall be responsible for the reasonable fees and expenses of no more than one such separate counsel of such Mayne Pharma Party. HPPI will not be liable to any Mayne Pharma Party under this Agreement (y) for any settlement by a Mayne Pharma Party effected without HPPI’s prior written consent, which shall not be unreasonably withheld or delayed; or (z) to the extent, but only to the extent that a loss, claim, damage or liability is attributable to any Mayne Pharma Party’s breach of any of the representations, warranties, covenants or agreements made by such Mayne Pharma Party in this Agreement or in the other Transaction Documents. The indemnification required by this Section 6.5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or are incurred. The indemnity agreements contained herein shall be in addition to any cause of action or similar right of any Mayne Pharma Party against HPPI or others and any liabilities HPPI may be subject to pursuant to law

6.6    Reservation of Common Stock. From the Initial Closing Date until the date on which all of the Preferred Shares shall have been converted and the Warrants have been fully exercised, HPPI shall at all times have reserved for issuance, free of Liens, a sufficient number of shares of authorized and unissued Common Stock for the purpose of enabling HPPI to issue all of the Conversion Shares and the Warrant Shares.

6.7    Listing of Common Stock. HPPI agrees, if HPPI applies to have the Common Stock traded on any Trading Market other than its current Trading Market, it will then include in such application all of the Conversion Shares and the Warrant Shares, and will take such other action as is necessary to cause all of the Conversion Shares and the Warrant Shares to be listed or quoted on such other Trading Market as promptly as possible. For so long as the Common Stock trades or is listed for quotation on a Trading Market, HPPI agrees to use its commercially reasonable efforts to maintain the eligibility of the Common Stock for electronic transfer through the Depository Trust Company or another established clearing corporation, including, without limitation, by timely payment of fees to the Depository Trust Company or such other established clearing corporation in connection with such electronic transfer.

6.8    Certain Transactions and Confidentiality. Mayne Pharma covenants that neither it, nor any Affiliate acting on its behalf or pursuant to any understanding with it will execute any purchases or sales of any of HPPI’s securities during the period commencing with the Signing Date and ending at such time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 6.3 hereof. Mayne Pharma covenants that until such time as the transactions contemplated by this Agreement are publicly disclosed by HPPI pursuant to the initial press release as described in Section 6.3 hereof, Mayne Pharma will maintain the confidentiality of the existence and terms of this transaction and the information included in the Transaction Documents and the Disclosure Schedules. Notwithstanding the foregoing, and notwithstanding anything contained in this Agreement to the contrary, HPPI expressly acknowledges and agrees that (i) Mayne Pharma makes no representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of HPPI after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 6.3 hereof, (ii) Mayne Pharma shall not be restricted or prohibited from effecting any transactions in any securities of HPPI in accordance with applicable securities laws from and after the time that the transactions contemplated by this Agreement are first publicly announced pursuant to the initial press release as described in Section 6.3 hereof, and (iii) Mayne Pharma shall have no duty of confidentiality to HPPI or its Subsidiaries after the issuance of the initial press release as described in Section 6.3 hereof.

6.9    Acknowledgment of Dilution. HPPI acknowledges that the issuance of the Securities may result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. HPPI further acknowledges that its obligations under the Transaction Documents, including, without limitation, its obligation to issue the Conversion Shares and Warrant Shares pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim HPPI may have against Mayne Pharma and regardless of the dilutive effect that such issuance may have on the ownership of the other stockholders of HPPI.

6.10    Registration Rights. Notwithstanding anything to the contrary contained in this Article VI, HPPI agrees to provide to Mayne Pharma the rights and privileges set forth in the Registration Rights Agreement, more specifically set forth in the form attached hereto as Annex G (the “Registration Rights Agreement”). Each of HPPI and Mayne Pharma agrees to be bound by the Registration Rights Agreement.

6.11    EHA Compliance. For the avoidance of doubt, nothing contained in this Agreement is intended to modify, amend or otherwise change the obligations of Mayne Pharma, HPPI or any other party under the Equity Holders Agreement.

ARTICLE VII

MISCELLANEOUS

7.1    Termination.

(a)    Notwithstanding anything in this Agreement to the contrary, this Agreement and the obligations of the parties hereunder may be terminated on or prior to the Initial Closing as follows:

(i)    by HPPI or Mayne Pharma if the Initial Closing shall not have taken place within five (5) Business Days after the Signing Date or by such later date as shall be agreed upon by an appropriate amendment to this Agreement; provided that a party shall not have the right to terminate under this Section 7.1(a)(i) if the conditions precedent to such party’s obligation to close have been fully satisfied and such party has failed or refused to close after being requested in writing to close by the other party; or

(ii)    by HPPI and Mayne Pharma upon their mutual written consent.

(b)    In the event of the termination of this Agreement as provided in Section 7.1(a), this Agreement shall forthwith become void and there shall be no liability on the part of either party hereto, except that nothing herein shall relieve either party from liability for any breach of this Agreement by such party.

(c)    Notwithstanding anything in this Agreement to the contrary, this Agreement and the obligations of the parties hereunder may be terminated on or prior to the Second Closing or the Third Closing by HPPI and Mayne Pharma upon their mutual written consent.

7.2    Fees and Expenses. Except as expressly set forth in the Transaction Documents, each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement. HPPI shall pay all Transfer Agent fees (including, without limitation, any fees required for same-day processing of any instruction letter delivered by HPPI and any exercise notice delivered by Mayne Pharma), stamp taxes and other taxes and duties levied in connection with the delivery of any of the Securities to Mayne Pharma.

7.3    Entire Agreement. This Agreement, together with the annexes, exhibits, and schedules hereto, and the other Transaction Documents, together with the annexes, exhibits and schedules thereto, contain the entire understanding of the parties with respect to the subject matter hereof and thereof and supersede all prior agreements and understandings, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

7.4    Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of: (a) the date of transmission, if such notice or communication is delivered via facsimile at or prior to 5:30 p.m. (New York City time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Business Day, (c) the second (2nd) Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service or (d) upon actual receipt by the party to whom such notice is required to be given. All notices hereunder shall be delivered as set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice.

If to Mayne Pharma:

Mayne Pharma Ventures Pty Ltd

1538 Main North Road,

Salisbury South 5106 SA,

Australia

Attention: General Counsel

Telephone: 61 3 8614 7711

Facsimile: 61 3 9614 7022

with a copy (which shall not constitute notice) to its counsel:

Curtis, Mallet-Prevost, Colt & Mosle LLP

101 Park Avenue

New York, New York 10178

Attention: Lawrence Goodman, Esq.

Facsimile: (917) 368-8999

If to HPPI:

HedgePath Pharmaceuticals, Inc.

324 Hyde Park Avenue Suite #350

Tampa, Florida 33606

Attention: Nicholas Jon Virca

Facsimile: (813) 258-6912

with a copy (which shall not constitute notice) to its counsel:

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas, 11th Floor

New York, New York 10105

Attention: Barry I. Grossman, Esq.

Facsimile: (212) 370-7889

7.5    Amendments; Waivers. No provision of this Agreement may be waived, modified, supplemented or amended except in a written instrument signed, in the case of an amendment, by the duly authorized representatives of HPPI and Mayne Pharma or, in the case of a waiver, by the duly authorized representative of the party against whom enforcement of any such waived provision is sought. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of any party to exercise any right hereunder in any manner impair the exercise of any such right.

7.6    Headings. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof.

7.7    Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. HPPI may not assign this Agreement or any rights or obligations hereunder without the prior written consent of Mayne Pharma. Mayne Pharma may assign any or all of its rights under this Agreement to any Person to whom Mayne Pharma assigns or transfers any of the Securities, provided that such transferee agrees in writing to be bound, with respect to the transferred Securities, by the provisions of the Transaction Documents that apply to “Mayne Pharma.”

7.8    No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 6.5 hereof.

7.9    Governing Law. Each of the Transaction Documents and any dispute arising thereunder shall be governed by and construed and enforced in accordance with the laws of the State of Delaware applicable to agreements made and to be performed wholly within such State, without regard to its conflict of law rules that would result in the application of the laws of another jurisdiction.

7.10    Arbitration of Claims. In the event of any Action, question or disagreement arising from or relating to any Transaction Document or the breach thereof, the parties hereto agree to settle such Action, question or disagreement by arbitration before a single arbitrator in New York, New York, selected by, and such arbitration to be administered by, the American Arbitration Association (“AAA”) in accordance with its International Arbitration Rules, and judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Each of the parties hereto agrees and acknowledges that all Actions, questions or disagreements between or among them are subject to the alternative dispute resolution procedures of this Section 7.10. Each of the parties hereto agrees that any aspect of alternative dispute resolution not specifically covered in this Agreement shall be covered, without limitation, by the applicable AAA rules and procedures. Each of the parties hereto further agrees that any determination by the arbitrator regarding any Action, question or disagreement arising from or relating to this Agreement shall be final and binding upon the parties hereto and shall not be subject to further appeal.

7.11    Survival. The representations, warranties and covenants contained herein shall survive each Closing and the delivery of the Purchased Securities.

7.12    Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof. The words “execute,” “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (other than any stock certificates or the warrants) shall be deemed to include electronic signatures, each of which shall be of the same legal effect, validity and enforceability as a manually executed signature, to the extent and as provided for in any applicable law.

7.13    Severability. If any term, provision, covenant or restriction of this Agreement or any of the Transaction Documents is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

7.14    Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) any of the other Transaction Documents, whenever Mayne Pharma exercises a right, election, demand or option under a Transaction Document and HPPI does not timely perform its related obligations within the periods therein provided, then Mayne Pharma may rescind or withdraw, in its sole discretion from time to time upon written notice to HPPI, any relevant notice, demand or election in whole or in part without prejudice to its future Actions and rights; provided, however, that in the case of a rescission of an exercise of the Warrants or any part thereof, Mayne Pharma shall be required to return any shares of Common Stock subject to any such rescinded exercise notice concurrently with the return to Mayne Pharma of the aggregate exercise price paid to HPPI for such shares and the restoration of Mayne Pharma’s right to acquire such shares pursuant to the Warrants (including, issuance of a replacement warrant certificate evidencing such restored right).

7.15    Replacement of Securities. If any certificate or instrument evidencing any of the Securities is mutilated, lost, stolen or destroyed, HPPI shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof (in the case of mutilation), or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to HPPI of such loss, theft or destruction. The applicant for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs (including customary indemnity) associated with the issuance of such replacement securities.

7.16    Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of Mayne Pharma and HPPI will be entitled to specific performance under the Transaction Documents. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations contained in the Transaction Documents and hereby agree to waive and not to assert in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

7.17    Payment Set Aside. To the extent that HPPI makes a payment or payments to Mayne Pharma pursuant to any Transaction Document or Mayne Pharma enforces or exercises its rights thereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to HPPI, a trustee, receiver or any other Person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of Action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

7.18    Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Business Day, then such action may be taken or such right may be exercised on the next succeeding Business Day.

7.19    Construction. The parties agree that each of them and/or their respective counsel have reviewed and had an opportunity to revise the Transaction Documents and, therefore, the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of the Transaction Documents or any amendments thereto. In addition, each and every reference to shares of Common Stock in any Transaction Document shall be subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions of the Common Stock that occur after the date of this Agreement. When a reference is made in this Agreement to “Recitals”, “Articles”, “Sections” or “Annexes”, such reference shall be to a Recital, Article or Section of, or Annex to, this Agreement unless otherwise indicated. The terms defined in the singular have a comparable meaning when used in the plural, and vice versa. References to “herein”, “hereof”, “hereunder” and the like refer to this Agreement as a whole and not to any particular section or provision, unless the context requires otherwise. All references to “$” or “dollars” mean the lawful currency of the United States of America. Except as expressly stated in this Agreement, all references to any statute, rule or regulation are to the statute, rule or regulation as amended, modified, supplemented or replaced from time to time (and, in the case of statutes, include any rules and regulations promulgated under the statute) and to any section of any statute, rule or regulation include any successor to the section.

7.20    WAIVER OF JURY TRIAL. IN ANY ACTION, SUIT, OR PROCEEDING IN ANY JURISDICTION BROUGHT BY EITHER PARTY AGAINST THE OTHER PARTY, THE PARTIES EACH KNOWINGLY AND INTENTIONALLY, TO THE GREATEST EXTENT PERMITTED BY APPLICABLE LAW, HEREBY ABSOLUTELY, UNCONDITIONALLY, IRREVOCABLY AND EXPRESSLY WAIVES FOREVER TRIAL BY JURY.

[Remainder of page intentionally left blank.

Signature page immediately follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized signatories as of the date first indicated above.

HEDGEPATH PHARMACEUTICALS, INC.

By:	/s/ Nicholas J. Virca
Name:	Nicholas J. Virca
Title:	President and Chief Executive Officer

MAYNE PHARMA VENTURES PTY LTD

By:	/s/ Scott A. Richards
Name:	Scott A. Richards
Title:	Director

[Signature Page to HPPI/Mayne Pharma Securities Purchase Agreement]

ANNEX A

Form of Certificate of Designation

ANNEX B

Form of Warrant A

ANNEX C

Form of Warrant B

ANNEX D

Funding Tranches

Closing	Price per Share	Investment/Purchase Price	# of Shares of Series B Convertible Preferred Stock	# of Warrants Shares pursuant to Warrant As	# of Warrants Shares pursuant to Warrant Bs
Initial Closing	$0.69	$2,400,000	3,478,261	2,608,696	2,608,696
Second Closing	$0.69	$1,600,000	2,318,841	1,739,131	1,739,131
Third Closing	$0.69	$1,000,000	1,449,275	1,086,956	1,086,956
Total	—	$5,000,000	7,246,377	5,434,783	5,434,783

ANNEX E

Form of Amendment to Supply Agreement

ANNEX F

Disclosure Schedule

ANNEX G

1.1 REGISTRATION RIGHTS.

(a)    Registration Rights Granted.

(i)     Demand Registration. On or after the occurrence of a Triggering Event (defined below), Mayne Pharma may make a written demand for registration under the Securities Act of all or part (but no less than 50% in the aggregate) of the Conversion Shares and the Warrant Shares then held by or underlying the Preferred Shares or Warrants, as applicable, held by Mayne Pharma (collectively, the “Registrable Securities”), which written demand shall describe the amount and type of securities to be included in such registration and the intended method(s) of distribution thereof (such written demand a “Demand Registration”). HPPI shall use its reasonable commercial efforts to effect, as soon as practicable following its receipt of the Demand Registration, but not more than one hundred twenty (120) days after HPPI’s receipt of the Demand Registration, the registration of all Registrable Securities requested by Mayne Pharma pursuant to the Demand Registration. Under no circumstances shall HPPI be obligated to effect more than an single Demand Registration pursuant to this Section 1.1(a)(i) with respect to the Registrable Securities. A Demand Registration hereunder shall not count as such unless and until the registration statement filed with the Commission with respect to a registration pursuant to a Demand Registration has been declared effective by the Commission. For purposes of this Annex, the term “Triggering Event” shall mean the termination of the Supply Agreement.

(ii)     Piggy-back Rights. On or after the occurrence of a Triggering Event, if HPPI proposes to file a registration statement under the Securities Act with respect to an offering of equity securities, for its own account or, to the extent that HPPI is then permitted to register any equity securities held by Mayne Pharma pursuant to Rule 415 under the Securities Act, for the account of stockholders of HPPI, other than a registration statement (i) filed in connection with an underwritten offering of the Common Stock or Common Stock Equivalents, but only to the extent required by the underwriters in such offering, or filed in connection with any universal shelf registration of HPPI, (ii) filed in connection with any employee stock option or other benefit plan, (iii) filed in connection with the acquisition by HPPI of another entity for consideration consisting all or in part of registered Common Stock or Common Stock Equivalents; (iv) for an exchange offer, rights offering or other offering of securities solely to HPPI’s existing stockholders, (v) for an offering of debt that is convertible into equity securities of HPPI, or (vi) for a dividend reinvestment plan, then HPPI shall give written notice of such proposed filing to Mayne Pharma as soon as practicable but not less than ten (10) days before the anticipated filing date of such registration statement, which notice shall (A) describe the amount and type of securities to be included in such offering and the intended method(s) of distribution and (B) offer to Mayne Pharma the opportunity to register the sale of such number of Registrable Securities as Mayne Pharma may request in writing within five (5) days after receipt of such written notice (such registration a “Piggy-back Registration”). HPPI shall use its reasonable commercial efforts to cause such Registrable Securities to be included in such Piggy-back Registration on the same terms and conditions as any similar securities of HPPI included in such registration and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. Under no circumstances shall HPPI be obligated to effect more than three (3) Piggyback Registrations pursuant to this Section 1.1(a)(ii) with respect to any or all Registrable Securities. A Piggyback Registration hereunder shall not count as such unless and until the registration statement filed with the Commission with respect to a registration pursuant to a Piggyback Registration has been declared effective by the Commission.

(b)     Registration Procedures. If and whenever HPPI is required by the provisions of Section 1.1(a) to effect the registration of any shares of Registrable Securities under the Securities Act, HPPI will, as expeditiously as possible:

(i)     prepare and file with the Commission a registration statement with respect to such securities and use reasonable commercial efforts to cause such registration statement to become and remain effective for the period of the distribution contemplated thereby (determined as herein provided), and promptly provide to Mayne Pharma copies of all filings and letters of comment of the Commission;

(ii)     prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the later of: (A) if Warrant Shares are registered, six months after the exercise period of the Warrant B (provided that if no Warrant Shares underlying the Warrant B are registered, six months after the exercise period of the Warrant A), (B) 120 days after the effective date of such registration statement, or (C) two years after the Closing Date, and comply with the provisions of the Securities Act with respect to the disposition of all of the Registrable Securities covered by such registration statement in accordance with the intended method of disposition of Mayne Pharma under the registration statement set forth in such registration statement for such period;

(iii)     furnish to Mayne Pharma, and to any underwriter, such number of copies of the registration statement and the prospectus included therein (including each preliminary prospectus) as such Person(s) reasonably may request to facilitate the public sale or the disposition of the securities covered by such registration statement;

(iv)     use its reasonable commercial efforts to register or qualify the Registrable Securities covered by such registration statement under the securities or “blue sky” laws of such jurisdictions as Mayne Pharma and in the case of an underwritten public offering, the managing underwriter shall reasonably request, provided, however, that HPPI shall not for any such purpose be required to qualify generally to transact business as a foreign corporation in any jurisdiction where it is not so qualified or to consent to general service of process in any such jurisdiction;

(v)     list the Registrable Securities covered by such registration statement with any securities exchange on which the Common Stock is then listed;

(vi)     immediately notify Mayne Pharma and any underwriter under such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event of which HPPI has knowledge as a result of which the prospectus contained in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing; and

(vii)    make available for inspection by Mayne Pharma, any underwriter participating in any distribution pursuant to such registration statement, and any attorney, accountant or other agent retained by Mayne Pharma or any such underwriter, all publicly available, non-confidential financial and other records, pertinent corporate documents and properties of HPPI, and cause HPPI’s officers, directors and employees to supply all publicly available, non-confidential information reasonably requested by the seller, underwriter, attorney, accountant or agent in connection with such registration statement.

(c)     Provision of Documents. In connection with each registration hereunder, Mayne Pharma will furnish to HPPI in writing such information and representation letters with respect to itself and the proposed distribution by it as reasonably shall be necessary in order to assure compliance with federal and applicable state securities laws.

(d)     Expenses. All expenses incurred by HPPI in complying with this Annex, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel and independent public accountants for HPPI, fees and expenses (including reasonable counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, transfer taxes, fees of transfer agents and registrars, fees of, and up to $2,500 in disbursements incurred by, counsel for Mayne Pharma, and costs of insurance are called “Registration Expenses”. All underwriting discounts and selling commissions applicable to the sale of Registrable Securities, including any fees and disbursements of any special counsel to Mayne Pharma beyond those included in Registration Expenses, are called “Selling Expenses.”

HPPI will pay all Registration Expenses in connection with the registration statement under this Annex. All Selling Expenses in connection with each registration statement under this Annex shall be borne by Mayne Pharma.

(e)     Indemnification and Contribution.

(i)     In the event of a registration of any Registrable Securities under the Securities Act pursuant to this Annex, HPPI will indemnify and hold harmless Mayne Pharma, each officer of Mayne Pharma, each director of Mayne Pharma, any underwriter of such Registrable Securities thereunder and each other Person, if any, who controls Mayne Pharma or any such underwriter within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which Mayne Pharma, any officer or director of Mayne Pharma, or any such underwriter or controlling Person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Registrable Securities were registered under the Securities Act pursuant to this Annex, any or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse Mayne Pharma, each officer or director of Mayne Pharma, any such underwriter and each such controlling Person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that HPPI will not be liable in any such case if and to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission so made in conformity with information furnished by Mayne Pharma, any underwriter or any such controlling Person in writing specifically for use in such registration statement or prospectus.

(ii)     In the event of a registration of any of the Registrable Securities under the Securities Act pursuant to this Annex, Mayne Pharma will indemnify and hold harmless HPPI, and each Person, if any, who controls HPPI within the meaning of the Securities Act, each officer of HPPI who signs the registration statement and each director of HPPI, against all losses, claims, damages or liabilities, joint or several, to which HPPI or such officer or director may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which such Registrable Securities were registered under the Securities Act pursuant to this Annex, any or final prospectus contained therein, or any amendment or supplement thereof, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse HPPI and each such officer or director for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that Mayne Pharma will be liable hereunder in any such case if and only to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with information pertaining to Mayne Pharma, as such, furnished in writing to HPPI by Mayne Pharma specifically for use in such registration statement or prospectus, and provided, further, however, that the liability of Mayne Pharma hereunder shall be limited to the proportion of any such loss, claim, damage, liability or expense which is equal to the proportion that the public offering price of the Registrable Securities sold by Mayne Pharma under such registration statement bears to the total public offering price of all securities sold thereunder, but not in any event to exceed the net proceeds received by Mayne Pharma from the sale of Registrable Securities covered by such registration statement.

(iii)     Promptly after receipt by an indemnified party hereunder of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party hereunder, notify the indemnifying party in writing thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to such indemnified party other than under this Section 1.1(e)(iii) and shall only relieve it from any liability which it may have to such indemnified party under this Section 1.1(e)(iii) if and to the extent the indemnifying party is prejudiced by such omission. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in and, to the extent it shall wish, to assume and undertake the defense thereof with counsel reasonably satisfactory to such indemnified party, and, after notice from the indemnifying party to such indemnified party of its election so to assume and undertake the defense thereof, the indemnifying party shall not be liable to such indemnified party under this Section 1.1(e)(iii) for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation and of liaison with counsel so selected, provided, however, that, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be reasonable defenses available to it which are different from or additional to those available to the indemnifying party or if the interests of the indemnified party reasonably may be deemed to conflict with the interests of the indemnifying party, the indemnified parties shall have the right to select one separate counsel and to assume such legal defenses and otherwise to participate in the defense of such action, with the reasonable expenses and fees of such separate counsel and other expenses related to such participation to be reimbursed by the indemnifying party as incurred.

(f)     Definitions. All capitalized terms used herein but not defined herein shall have the meanings set forth in that certain Securities Purchase Agreement of which this Annex is a part.